Exhibit 21.1

LIST OF SUBSIDIARIES

1. PanAmSat Communications Carrier Services, Inc., a corporation organized under the laws of California.

2. PanAmSat Communications Japan, Inc., a corporation organized under the laws of California.

3. PanAmSat Communications Services, Inc., a corporation organized under the laws of California.

4. Southern Satellite Corp., a corporation organized under the laws of Connecticut.

5. AccessPas, Inc. , a corporation organized under the laws of Delaware.

6. PanAmSat International Holdings LLC, a limited liability company organized under the laws of Delaware.

7. Service and Equipment Corporation, a corporation organized under the laws of Delaware.

8. Southern Satellite Licensee Corporation, a corporation organized under the laws of Delaware.

9. PanAmSat India Marketing, L.L.C., a limited liability company organized under the laws of Delaware.

10. Intelsat Asia Carrier Services, Inc., a corporation organized under the laws of Delaware.

11. PanAmSat Capital Corporation, a corporation organized under the laws of Delaware.

12. PanAmSat Services, Inc., a corporation organized under the laws of Delaware.

13. PanAmSat India, Inc., a corporation organized under the laws of Delaware.

14. Intelsat International Employment, Inc., a corporation organized under the laws of Delaware.

15. PanAmSat International Sales, Inc., a corporation organized under the laws of Delaware.

16. PAS International, LLC, a limited liability company organized under the laws of Delaware.

17. PanAmSat Licensee Corp., a corporation organized under the laws of Delaware.

18. USHI, LLC, a limited liability company organized under the laws of Delaware.

19. PanAmSat International Systems Marketing, LLC, a limited liability company organized under the laws of Delaware.

20. PanAmSat H-2 Licensee Corp., a corporation organized under the laws of Delaware.

21. PanAmSat Europe Corporation, a corporation organized under the laws of Delaware.

22. Intelsat International Systems, LLC, a limited liability company organized under the laws of Delaware.

23. PanAmSat Satellite PAS 1R, Inc., a corporation organized under the laws of Delaware.

24. PanAmSat Satellite PAS 6B, Inc., a corporation organized under the laws of Delaware.

25. PanAmSat Satellite PAS 7, Inc., a corporation organized under the laws of Delaware.

26. PanAmSat Satellite PAS 8, Inc., a corporation organized under the laws of Delaware.

27. PanAmSat Satellite PAS 9, Inc., a corporation organized under the laws of Delaware.

28. PanAmSat Satellite PAS 10, Inc., a corporation organized under the laws of Delaware.

29. PanAmSat Satellite Galaxy 3C, Inc., a corporation organized under the laws of Delaware.

30. PanAmSat Satellite Galaxy 4R, Inc., a corporation organized under the laws of Delaware.

31. PanAmSat Satellite Galaxy 10R, Inc., a corporation organized under the laws of Delaware.

32. PanAmSat Satellite Galaxy 11, Inc., a corporation organized under the laws of Delaware.

33. PanAmSat Satellite Galaxy 12, Inc., a corporation organized under the laws of Delaware.

34. PanAmSat Satellite Galaxy 13, Inc., a corporation organized under the laws of Delaware.

35. PanAmSat Satellite HGS 3, Inc., a corporation organized under the laws of Delaware.

36. PanAmSat Satellite HGS 5, Inc., a corporation organized under the laws of Delaware.

37. PanAmSat Satellite Galaxy 1R, Inc., a corporation organized under the laws of Delaware.

38. PanAmSat Satellite Galaxy 3R, Inc., a corporation organized under the laws of Delaware.

39. PanAmSat Satellite Galaxy 5, Inc., a corporation organized under the laws of Delaware.

40. PanAmSat Satellite Galaxy 9, Inc., a corporation organized under the laws of Delaware.

41. PanAmSat Satellite Galaxy 14, Inc., a corporation organized under the laws of Delaware.

42. PanAmSat Satellite Galaxy 15, Inc., a corporation organized under the laws of Delaware.

43. PanAmSat Satellite Galaxy 16, Inc., a corporation organized under the laws of Delaware.

44. PanAmSat Satellite Leasat F5, Inc., a corporation organized under the laws of Delaware.

45. PanAmSat Satellite PAS 2, Inc., a corporation organized under the laws of Delaware.

46. PanAmSat Satellite PAS 3, Inc., a corporation organized under the laws of Delaware.

47. PanAmSat Satellite PAS 4, Inc., a corporation organized under the laws of Delaware.

48. PanAmSat Satellite PAS 5, Inc., a corporation organized under the laws of Delaware.

49. PanAmSat Satellite SBS 6, Inc., a corporation organized under the laws of Delaware.

50. Sonic Telecom Limited, a company organized under the laws of the United Kingdom.

51. PanAmSat Limited Liab. Co., a company organized under the laws of Switzerland.

52. PanAmSat Africa (Proprietary) Ltd., a company organized under the laws of South Africa.

53. Intelsat Asia Pty. Ltd., a company organized under the laws of Australia.

54. PanAmSat Europe Limited, a company organized under the laws of the United Kingdom.

55. Intelsat India Private Limited, a company organized under the laws of India.

56. PanAmSat Korea Limited, a company organized under the laws of South Korea.

57. Intelsat Asia (Hong Kong) Limited, a company organized under the laws of Hong Kong.

58. PanAmSat do Brasil Ltda., a company organized under the laws of Brazil.

59. PanAmSat Sistemas de Comunição DTH do Brasil Ltda., a company organized under the laws of Brazil.

60. PanAmSat International Systems Limited, a company organized under the laws of the Cayman Islands.

61. PanAmSat Satellite Europe Limited, a company organized under the laws of the United Kingdom.

62. PanAmSat France SAS, a company organized under the laws of France.

63. Europe*Star Gesellschaft fuer Satellitenkommunikation GmbH, a company organized under the laws of Germany.

64. Horizons Satellite Holdings LLC, a limited liability company organized under the laws of Delaware.

65. Horizons-1 Satellite LLC, a limited liability company organized under the laws of Delaware.

66. Horizons-2 Satellite LLC, a limited liability company organized under the laws of Delaware.

67. Intelsat Satellite Galaxy 17, Inc., a corporation organized under the laws of Delaware.

68. Intelsat Satellite IS 11, Inc., a corporation organized under the laws of Delaware.